Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

NextEra Energy, Inc.

NextEra Energy Capital Holdings, Inc.

Florida Power & Light Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security type	Security class title	Fee calculation or carry forward rule	Amount registered	Proposed maximum offering price per unit	Maximum aggregate offering price	Fee rate	Amount of registration fee	Carry forward form type	Carry forward file number	Carry forward initial effective date	Filing fee previously paid in connection with unsold securities to be carried forward

Newly Registered Securities

Fees to Be Paid	Equity	NextEra Energy, Inc. Common Stock, $.01 par value	Rule 457(r)	(1)	—	—	—	$0.00

	Equity	NextEra Energy, Inc. Preferred Stock	Rule 457(r)	(1)	—	—	—	$0.00

	Other	NextEra Energy, Inc. Depositary Shares	Rule 457(r)	(1)	—	—	—	$0.00

	Other	NextEra Energy, Inc. Stock Purchase Contracts	Rule 457(r))	(1)	—	—	—	$0.00

	Other	NextEra Energy, Inc. Stock Purchase Units	Rule 457(r))	(1)	—	—	—	$0.00

	Other	NextEra Energy, Inc. Warrants	Rule 457(r))	(1)	—	—	—	$0.00

	Debt	NextEra Energy, Inc. Senior Debt Securities	Rule 457(r))	(1)	—	—	—	$0.00

	Debt	NextEra Energy, Inc. Subordinated Debt Securities	Rule 457(r))	(1)	—	—	—	$0.00

	Debt	NextEra Energy, Inc. Junior Subordinated Debentures	Rule 457(r))	(1)	—	—	—	$0.00

	Other	NextEra Energy, Inc. Guarantee of NextEra Energy Capital Holdings, Inc. Preferred Stock	Rule 457(r))	(1)	—	—	—	$0.00

	Other	NextEra Energy, Inc. Guarantee of NextEra Energy Capital Holdings, Inc. Depositary Shares	Rule 457(r))	(1)	—	—	—	$0.00

	Other	NextEra Energy, Inc. Guarantee of NextEra Energy Capital Holdings, Inc. Senior Debt Securities	Rule 457(r))	(1)	—	—	—	$0.00

	Other	NextEra Energy, Inc. Subordinated Guarantee of NextEra Energy Capital Holdings, Inc. Subordinated Debt Securities	Rule 457(r))	(1)	—	—	—	$0.00

	Other	NextEra Energy, Inc. Junior Subordinated Guarantee of NextEra Energy Capital Holdings, Inc. Junior Subordinated Debentures	Rule 457(r))	(1)	—	—	—	$0.00

	Equity	NextEra Energy Capital Holdings, Inc. Preferred Stock	Rule 457(r))	(1)	—	—	—	$0.00

	Other	NextEra Energy Capital Holdings, Inc. Depositary Shares	Rule 457(r))	(1)	—	—	—	$0.00

	Debt	NextEra Energy Capital Holdings, Inc. Senior Debt Securities	Rule 457(r))	(1)	—	—	—	$0.00

	Debt	NextEra Energy Capital Holdings, Inc. Subordinated Debt Securities	Rule 457(r))	(1)	—	—	—	$0.00

	Debt	NextEra Energy Capital Holdings, Inc. Junior Subordinated Debentures	Rule 457(r))	(1)	—	—	—	$0.00

	Equity	Florida Power & Light Company Preferred Stock	Rule 457(r))	(1)	—	—	—	$0.00

	Other	Florida Power & Light Company Warrants	Rule 457(r))	(1)	—	—	—	$0.00

	Debt	Florida Power & Light Company First Mortgage Bonds	Rule 457(r))	(1)	—	—	—	$0.00

	Debt	Florida Power & Light Company Senior Debt Securities	Rule 457(r))	(1)	—	—	—	$0.00

	Debt	Florida Power & Light Company Subordinated Debt Securities	Rule 457(r))	(1)	—	—	—	$0.00

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					—		$0.00

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$0.00(2)

(1)

An unspecified aggregate offering of the securities of each identified class is being registered as may from time to time be offered by NextEra Energy, Inc., NextEra Energy Capital Holdings, Inc. and Florida Power & Light Company or sold by a selling securityholder, if and as allowed, at unspecified prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder.

(2)	In connection with the securities offered hereby, the registrants will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933.